UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 18, 2025 (September 12, 2025)
CRANE NXT, CO.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

Delaware	1-1657		88-0706021
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

950 Winter Street 4th Floor North	Waltham	MA	02451
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: 781-755-6868
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	CXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.
On September 12, 2025, Crane NXT, Co. (the “Company”) issued a press release announcing, among other things, the signing of the Sale and Purchase Agreements and the Warranty Deed (each as defined below under Item 8.01 of this Current Report), which press release is attached as Exhibit 99.1 hereto, and incorporated into this Item 7.01 by reference. The information contained herein, including the attached press release, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.
Antares Vision Acquisition

On September 12, 2025, the Company entered into separate sale and purchase agreements (the “Sale and Purchase Agreements”) with Regolo S.p.A. (“Regolo”) and Sargas S.r.l. (“Sargas”), respectively, pursuant to which the Company agreed to acquire an overall stake in Antares Vision S.p.A. (“Antares Vision”), an Italian joint stock company listed on the Italian stock exchange, at a price of €5.00 per share, through a new Italian joint stock company (“BidCo”) to be incorporated with the intent to take Antares Vision private (the “Transaction”).

In addition to the Sale and Purchase Agreements, on September 12, 2025, Regolo, the Company, and Emidio Zorzella, Massimo Bonardi and Fabio Forestelli (jointly, the “Senior Executives”) entered into an Investment and Shareholders’ Agreement (the “Investment and Shareholders’ Agreement”), which governs the investment in BidCo by Regolo and the Senior Executives, directly or indirectly, for an overall participation equal to 10% of BidCo share capital, the launch of a mandatory tender offer under applicable Italian law (the “Offer”) following the closing under the Sale and Purchase Agreements, the rights of the parties during and after the Offer, rights and obligations with respect to the corporate governance of BidCo and Antares Vision, and the commitments of the parties related to the merger between BidCo and Antares Vision, by which Antares Vision will become a subsidiary of the Company. The total enterprise value for 100% of the equity capital and current net debt of Antares Vision is approximately €445 million.

Under the terms of the sale and purchase agreement among Regolo, the Company, and the Senior Executives (the “Regolo Sale and Purchase Agreement”), on the relevant closing date provided for in the Regolo Sale and Purchase Agreement (the “First Closing of the Regolo Sale”) BidCo will purchase from Regolo a first tranche of 16,912,394 ordinary shares of Antares Vision (including a total of 6,850 ordinary shares of Antares Vision held, as of the date of the Regolo Sale and Purchase Agreement by Emidio Zorzella and Massimo Bonardi), representing 23.4% of Antares Vision’s share capital as of the date of the Regolo Sale and Purchase Agreement (the “First Tranche Shares”). Under the terms of the sale and purchase agreement between the Company and Sargas (the “Sargas Sale and Purchase Agreement”), conditional upon the acquisition by BidCo of the First Tranche Shares, BidCo will purchase all of the 6,555,173 ordinary shares of Antares Vision owned by Sargas equal to 9.1% of the share capital of Antares Vision on a fully diluted basis (the “Sargas Shareholding”), at a price per share of €5.00 (the “Sargas Sale”). Following the purchase by BidCo of the First Tranche Shares and of the Sargas Shareholding, BidCo will own 23,467,567 of Antares Vision’s shares, representing 32.5% of its share capital and 26.0% of voting rights on a fully diluted basis, while Regolo and Fabio Forestelli will own 18,865,894 of Antares Vision’s shares, representing 26.2% of its share capital and 41% of voting rights on a fully diluted basis, resulting in an overall shareholding equal to approximately 58.7% of the share capital and 67% of voting rights on a fully diluted basis.

As a result of the purchase of the First Tranche Shares, BidCo will acquire a shareholding required to launch the Offer under Italian law on all the remaining ordinary shares of Antares Vision other than the shares owned by BidCo and the persons acting in concert with it (including Regolo and the Senior Executives). Following the launch of the Offer, on the additional closing date provided for in the Regolo Sale and Purchase Agreement (the “Second Closing of the Regolo Sale”) BidCo will purchase from Regolo the remaining second tranche of 18,174,683 ordinary shares of Antares Vision, as well as 691,211 ordinary shares of Antares Vision from Fabio Forestelli (including 552,969 newly issued ordinary shares to be assigned to Mr. Forestelli following the exercise of the subscription rights pertaining to the same pursuant to the share-based incentive plan approved by the Antares Vision shareholders’ meeting on July 10, 2024, which will be subject to the acceleration of their vesting following the launch of the Offer) (overall, the “Second Tranche Shares”). In particular, pursuant to the Regolo Sale and Purchase Agreement, the completion of the Second Closing of the Regolo Sale will take place, alternatively: (1) on the last date of payment of the consideration for the Offer, if, as a result of the Offer, BidCo holds a total shareholding (including the Second Tranche Shares) equal to at least 67% of the voting rights exercisable in the shareholders’ meetings of Antares Vision, or (2) in any other case, the tenth business day following the date on which the shareholders’ meeting of Antares Vision will resolve on the reverse merger of Antares Vision into BidCo for the purpose of delisting Antares Vision pursuant to applicable Italian law and in accordance with the provisions of the Investment and Shareholders’ Agreement. Each of the Company, Regolo and the Senior Executives have certain put and call rights in respect of the remaining 10% equity interest in BidCo held by Regolo and the Senior Executives, in the aggregate, after giving effect to the Second Closing of the Regolo Sale based on a calculation specified in the Investment and Shareholders’ Agreement, which generally has a three-year period before exercisability subject to earlier acceleration in certain circumstances.

The consummation of the First Closing of the Regolo Sale and the Sargas Sale is subject to customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of authorization from the Presidency of the Italian Council of Ministries pursuant to Italian foreign direct investment regulation and the non-occurrence of material adverse changes on the financial or business conditions of Antares Vision’s group.

The Regolo Sale and Purchase Agreement contains customary covenants of each of the Company, Regolo and the Senior Executives, respectively, including covenants by Regolo and the Senior Executives relating to the operation of the business of Antares Vision prior to the date of the First Closing of the Regolo Sale. A Warranty Deed among the Company and the Senior Executives (the “Warranty Deed”) includes customary warranties of the Senior Executives regarding the Antares Vision group and its business. In connection with the Transaction, the Company has purchased a buyer-side representations and warranties insurance policy, which will generally be its sole recourse with respect to breaches of the warranties contained in the Regolo Sale and Purchase Agreement, Investment and Shareholders’ Agreement, and Warranty Deed. Each of the Company, Regolo and the Senior Executives have agreed to indemnify the other for certain losses arising out of breaches of post-closing covenants under the Investment and Shareholders’ Agreement.

The Regolo Sale and Purchase Agreement and the Sargas Sale and Purchase Agreement contain customary termination rights for the parties in case the closing conditions precedent are not satisfied by January 12, 2026.

In connection with the Transaction, the Company, Regolo, Sargas and the Senior Executives, or their respective affiliates, will enter into certain ancillary agreements.

Information regarding the subject matter of the warranties made in the Sale and Purchase Agreements and the Warranty Deed may change after the date of the Sale and Purchase Agreements and the Warranty Deed. Accordingly, the description of the Sale and Purchase Agreements and the Warranty Deed is included with this Current Report on Form 8-K only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company, BidCo, Regolo, Sargas, the Senior Executives, their subsidiaries, their affiliates or their businesses as of the date of the Sale and Purchase Agreements and the Warranty Deed or as of any other date.

Bridge Facility

On September 15, 2025, in connection with the Sale and Purchase Agreements, the Company entered into a commitment letter (the “Commitment Letter”) with Goldman Sachs Bank USA (“GS”) pursuant to which GS has committed to provide the Company with (i) a senior secured 364-day bridge credit facility in an aggregate principal amount of $602 million (the “Bridge Facility”) and (ii) a backstop senior secured 364-day credit facility in an aggregate principal amount of $831 million (the “Backstop Facility”).

The Bridge Facility is available to finance the transactions contemplated by the Sale and Purchase Agreements, subject to the satisfaction of conditions to availability set forth in the Commitment Letter. If drawn, the Bridge Facility will have a maturity date of 364 days after its initial drawing, will have an interest rate of Term SOFR plus a margin of 175 basis points (with such interest rate margin stepping up by 50 basis points on each of the 90th day, 180th day and 270th day after the initial funding date thereunder), will have affirmative and negative covenants substantially consistent with those in the Company’s Existing Credit Agreement (as defined below), will have a total net leverage ratio financial maintenance covenant of 5.50 to 1.00 and will have other terms customary for bridge credit facilities of this nature. In lieu of financing the transactions contemplated by the Sale and Purchase Agreements through the use of the Bridge Facility, the Company may seek alternative forms of permanent financing. The consummation of the Transaction is not subject to any financing condition.

Subject to the satisfaction of conditions to availability set forth in the Commitment Letter, the Backstop Facility is available to replace the outstanding term loans and certain revolving loans and commitments under the Company’s Existing Credit Agreement if the Company does not receive a customary amendment under its Existing Credit Agreement to, among other related items, permit the incurrence of the Bridge Facility (if drawn). The commitments in respect of the Backstop Facility will be terminated upon the Company obtaining such amendment. If drawn, the Backstop Facility will have substantially the same terms as those described above for the Bridge Facility, except that a portion of the Backstop Facility will be available on a revolving basis. As used herein, the “Existing Credit Agreement” refers to that certain Credit Agreement, initially dated as of March 17, 2023 (as amended thereafter, the “Existing Credit Agreement”), among the Company, as a borrower, JPMorgan Chase Bank, N.A. as administrative agent, the lenders party thereto and the other parties party thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated September 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical information or statements about our current condition. You can identify forward-looking statements by the use of terms such as: “intends,” “believes,” “contemplates,” “expects,” “may,” “plans,” “seeks,” “will,” “could,” “should,” “would,” or “anticipates,” other similar phrases, or the negatives of these terms. Any forward-looking statement speaks only as of the date of this report, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various risks and uncertainties. You are advised, however, also to consult any further disclosures we make on related subjects in our reports to the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE NXT, CO.

September 18, 2025

	By:	/s/ Paul G. Igoe
Paul G. Igoe
Senior Vice President, General
Counsel and Secretary